SCHEDULE 4.12

                       THIS DEBENTURE AMENDING AGREEMENT made as of the 26th day
                   of October, 1998.


BETWEEN: REPAP NEW BRUNSWICK INC., a corporation incorporated under the laws of Canada, having an office at 345 Curtis Road, in the City of Miramichi, in the Province of New Brunswick (the "Corporation")


AND: THE BANK OF NEW YORK, a New York banking corporation, having an office at 101 Barclay Street, Floor 21 West, in the City of New York, in the State of New York, as Collateral Agent and BANKERS TRUST COMPANY, a New York banking corporation, having an office at Four Albany Street, in the City of New York, in the State of New York, as Trustee (collectively the "Lender")


     WHEREAS:

1.   The Corporation executed in favour of the Lender a Form A56

Debenture dated on April 24, 1995 (the "Debenture").

2. The capitalized terms used in this Amending Agreement, unless something in the context is inconsistent therewith, shall have the meanings set out in the Debenture.

3. The Debenture was registered as follows:

(a)  in the Northumberland County Registry Office on April 24, 1995,

     in Book 956 as Number 081282;

(b)  in the Kent County Registry Office on April 24, 1995, in Book 618

     as Number 171481;

(c)  in the Gloucester County Registry Office on April 24, 1995, in

     Book 1829 as Number 267756; and

(d)  in the York County Registry Office on April 24, 1995, in Book

     1780 as Number 382734.




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4. The parties hereto have always intended to exclude from the mortgages and charges of the Debenture:

(a)  any interest of the Corporation in the sawmill operation and related property at Blackville, New Brunswick (the "Blackville

     Sawmill");

(b)  any accretions, additions or technological upgrades to the

     Blackville Sawmill;

(c)  accounts receivable and inventory of the Corporation; and

(d)  property and assets of the Corporation involved in certain sale/leaseback transactions.

However, in the absence of an express exclusion of items (a) and (b)

above from the mortgages and charges of the Debenture the status of the Corporation's interest in the property described therein is unclear on the public record.

5. The Corporation and the Lender have now agreed to amend the

Debenture as hereinafter set out to accurately reflect their intent in the Debenture as authorized and permitted by Section 17.01 of Schedule

"C" of the Debenture and section 9.01 of the Second Priority Note

Indenture and a Direction to the Collateral Agent pursuant to Section

2(a) of the Collateral Agency Agreement from each of The Bank of New

York as a First Priority Refinancing Debt Representative, Credit

Suisse First Boston as a First Priority Refinancing Debt

Representative and Bankers Trust Company as a Representative under the

Collateral Agency Agreement.

          NOW THEREFORE in consideration of the sum of One Dollar

($1.00) paid by each of the Lender and the Corporation to each other




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and for other good and valuable consideration, it is hereby agreed the

Debenture is further amended as follows:

1.   Paragraph 2.01(b) of Schedule "C" and paragraph (b) of Schedule

"F" of the Debenture are each hereby amended as follows:

(a)  by deleting the word "and" at the end of subparagraph (i)

     thereof;

(b)  by deleting the period at the end of subparagraph (ii) thereof and substituting a semi-colon;

(c)  by adding the following new sub-paragraphs (iii) and (iv)

     thereto:

          "(iii) Any and all interest of the Company, legal

          or beneficial, now owned or hereafter acquired, in

          any and all real and personal property located in

          Blackville, New Brunswick associated with the

          sawmill operation carried on there under the name

          Blackville Lumber, including, without limiting the

          generality of the foregoing, the real property

          more particularly described in the Deed from

          Nautical Terra Lumber Inc. as grantor to

          Blackville Lumber Inc. as grantee dated November

          25, 1988 and registered in the Registry Office for

          Northumberland County New Brunswick in Book 661,

          as Number 45931; and

          (iv) Any and all interest of the Company, legal or

          beneficial, now owned or hereafter acquired, in

          any and all real and personal property

          constituting accretions, additions or

          technological upgrades to the real and personal

          property described in clause (iii) above."




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2.   This Debenture Amending Agreement shall be governed by the laws of the Province of New Brunswick and the laws of Canada applicable therein.

3.   In all other respects, the parties confirm the terms and

conditions of the Debenture except as modified herein.

4.   This Debenture Amending Agreement shall be binding upon the parties hereto, their respective successors and assigns.



     IN WITNESS WHEREOF the parties hereto have caused these presents to be duly executed as of the day and year first above written.



                                   REPAP NEW BRUNSWICK INC.



                                   Per:----------------------------

                                   THE BANK OF NEW YORK



                                   Per:----------------------------


                                   BANKERS TRUST COMPANY


                                   Per:----------------------------